UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): JULY 26, 2004

HEALTH NET, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12718	95-4288333
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21650 Oxnard Street

Woodland Hills, California 91367

(Address of Principal Executive Offices) (Zip Code)

(818) 676-6000

(Registrant’s telephone number, including area code)

Item 5. Other Events and Required FD Disclosure

On July 26, 2004, Health Net, Inc. (the “Registrant” and “Company”), entered into the Fourth Amendment to the Rights Agreement, dated as of July 26, 2004 (the “Amendment”), by and among the Registrant, Computershare Investor Services, L.L.C., a Delaware limited liability company (“Computershare”) and Wells Fargo Bank, N.A., a national banking association (“Wells Fargo”). The Amendment amends the Rights Agreement, dated as of June 1, 1996 and amended as of October 1, 1996, May 3, 2001 and May 14, 2004 (and as so amended, the “Pre-Amendment Agreement”), between the Registrant and Computershare, as Rights Agent (such Pre-Amendment Agreement, as amended by the Amendment, being referred to hereinafter as the “Rights Agreement”).

The Amendment provides that effective as of July 26, 2004 (the “Appointment Date”), the Company appoints Wells Fargo to act as Rights Agent (as defined in the Rights Agreement), and that Computershare shall no longer be the Rights Agent (as defined in the Rights Agreement). The Amendment also provides that, as of the Appointment Date, Wells Fargo shall be fully responsible for all responsibilities and obligations of the Rights Agent (as defined in the Rights Agreement) under the Rights Agreement, and that all references to Rights Agent in the Rights Agreement shall be deemed to refer to Wells Fargo.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached hereto as an exhibit and incorporated herein by reference.

Item	7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

Exhibit No.	Description
4.1	Fourth Amendment to Rights Agreement, dated as of July 26, 2004, by and among Registrant, Computershare Investor Services, L.L.C. and Wells Fargo Bank, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 27, 2004

HEALTH NET, INC.

By:	/s/ B. CURTIS WESTEN
B. Curtis Westen Senior Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
4.1	Fourth Amendment to Rights Agreement, dated as of July 26, 2004, by and among Registrant, Computershare Investor Services, L.L.C. and Wells Fargo Bank, N.A.